Exhibit 10.9

Financing AGREEMENT

This Financing Agreement (this “Agreement”) is dated as of September 5, 2018, by and among Spine Injury Solutions, Inc., a Delaware corporation (the “Company”), and Peter Dalrymple, an individual whose address is 13451 Belhaven, Houston TX 77069 (“Dalrymple”).

Recitals

WHEREAS, the Company obtained a Revolving Line of Credit with Wells Fargo Bank, National Association (the “Bank”), of $2,000,000 in August, 2014, which was due August 31, 2017; and

WHEREAS, this debt instrument was amended in August 2017 pursuant to an Amended and Restated Revolving Line of Credit in the amount of $1,750,000, which is due August 31, 2018; and

WHEREAS, the Bank has agreed to amend this debt instrument pursuant to an Amended and Restated Revolving Line of Credit Note in the amount of $1,750,000 (the “Amended Line of Credit Note”) dated August 31, 2018; and

WHEREAS, the Bank requires that Dalrymple continue to pledge certain collateral pursuant to the Amended Line of Credit Note in order to enter into the Amended Line of Credit Note with the Company; and

WHEREAS, Dalrymple is willing to continue to pledge certain collateral to the Amended Line of Credit Note, subject to the terms of this Agreement; and

WHEREAS, the Company entered into a 12% Secured Promissory Note dated August 29, 2012, in the original principal amount of $1,000,000 payable to Dalrymple; and

WHEREAS, the Company provided Dalrymple with certain collateral pursuant to a Security Agreement dated August 29, 2012 in connection with the Promissory Note; and

WHEREAS, the Promissory Note was subsequently amended in September 2014, in August 2016 and in September 2017 (as amended, the “Promissory Note”), and the Security Agreement was amended in September 2017 to provide for collateral (as amended, the “Amended Security Agreement”); and

WHEREAS, the Promissory Note currently has an outstanding balance of $100,000; and

WHEREAS, the Company and Dalrymple have agreed to enter into an Amendment to Amended and Restated Secured Promissory Note to amend the Promissory Note further; and

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Dalrymple hereby agree as follows:

1.     Dalrymple hereby agrees to (i) enter into an Amended and Restated Security Agreement with the Bank whereby he will continue to provide certain collateral required by the Bank in connection with the Amended Line of Credit Note with the Bank, and (ii) enter into the Amendment to Amended and Restated Promissory Note issued by the Company to Dalrymple, to extend the maturity date to September 8, 2019, a copy of which is attached hereto as Exhibit A.

2.     The Company hereby agrees to (i) to continue its Obligations (as defined in the Amended Security Agreement between the Company and Dalrymple) and (ii) to enter into the Amendment to Amended and Restated Promissory Note to extend the maturity date to September 8, 2019, a copy of which is attached hereto as Exhibit A.

3.     This Agreement contains the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

4.     Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

If to the Company:	Spine Injury Solutions, Inc. Attn: William Donovan, President 5225 Katy Freeway #600 Houston, TX 77007

If to Dalrymple:	Peter Dalrymple 13451 Belhaven Houston, TX 77069

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch.

5.     Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

6.     The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Dalrymple.

7.     This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in Harris County, Texas (the “Harris County Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Harris County Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction

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contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Harris County Courts, or that such Harris County Courts are improper or inconvenient venue for such proceeding.

9.     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.     If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPINE INJURY SOLUTIONS, INC.

By: /s/ William F. Donovan

Name: William F. Donovan

Title: President

/s/ Peter Dalrymple_____________________________

PETER DALRYMPLE

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AMENDMENT

TO

AMENDED AND RESTATED SECURED PROMISSORY NOTE

THIS AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE (“Amendment”) dated as of September 5, 2018, is to become affixed to, modify and become a part of that certain Amended and Restated Secured Promissory Note in the principal sum of $250,000.00 dated September 8, 2017, which promissory note (hereinafter referred to as the “Note”) was made and executed by Spine Injury Solutions, Inc., a Delaware corporation (the “Debtor”), and payable to the order of Peter Dalrymple (the “Holder”), which Note is due and payable on September 8, 2018 (“Maturity Date”).

WHEREAS, the principal amount of the Note presently outstanding is $100,000; and

WHEREAS, the Holder and Debtor desire to amend the Note to extend the Maturity Date; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     The introductory paragraph of the Note is amended to redefine the Maturity Date as September 8, 2019.

2.     The Note is amended and modified by amending section 1 of the Note in its entirety to read as follows:

“1.     Schedule for Payment of Principal and Interest. The Company shall pay to the Holder eleven (11) monthly payments of interest only on the Principal Amount outstanding hereunder, in cash, in arrears, at the rate of six percent (6%) per annum, commencing on October 8, 2018, and continuing thereafter on the 8th day of each successive month throughout the term of this Promissory Note. On the Maturity Date, the Company shall pay the Holder one balloon payment of the entire outstanding Principal Amount of this Promissory Note plus any accrued and unpaid interest thereon.”

3.     All terms and conditions of the Note shall, except as amended and modified by this Amendment, will remain in full force and effect and all rights, duties, obligations and responsibilities of the Debtor and the Holder shall be governed and determined by the Note as the same has been amended and modified by this Amendment.

4.     THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.

5.     This Amendment shall be of no force and effect until receipt and execution of it by the Debtor and the Holder. This Amendment may be executed in counterparts, each of which

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shall be deemed an original, but all of which shall be deemed one instrument, by facsimile signature or by e-mail delivery of a “.pdf” format data file signature of any of the parties, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment to the Note as of the date first written above.

DEBTOR:

SPINE INJURY SOLUTIONS, INC.

By: /s/ William F. Donovan

William F. Donovan, President/CEO

HOLDER:

/s/ Peter Dalrymple_________________________

Peter Dalrymple

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